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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Tompkins Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TOMPKINS FINANCIAL CORPORATION

The annual meeting of stockholders (the “Meeting”) of Tompkins Financial Corporation (“Tompkins Financial” or the “Company”) will be held on Monday, May 11, 2009 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, for the following purposes:

1.	To elect twelve (12) directors for a term of one year expiring in the year 2010;

2.	Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009;

3.	To approve the Tompkins Financial Corporation 2009 Equity Plan; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 13, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

A stockholder’s information meeting for our stockholders in western New York will be held at 5:30 p.m. on Tuesday, May 12, 2009, at Terry Hills Restaurant, 5122 Clinton Street Road (Rt. 33), Batavia, New York.

A stockholder’s information meeting for our stockholders in the Hudson Valley will be held at 6:00 p.m. on Wednesday, May 20, 2009, at Sinapi’s Ceola Manor, Hill Blvd., Jefferson Valley, New York.

Enclosed with this notice are a proxy statement, a form of proxy and return envelope, instructions for voting by telephone or via the Internet, the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year, and the Company’s 2008 Corporate Report to stockholders.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to read and carefully consider the enclosed proxy statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed form of proxy in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of Tompkins Financial prior to the Meeting, or by attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

By Order of the Board of Directors,

/s/ James J. Byrnes	/s/ Linda M. Carlton
James J. Byrnes	Linda M. Carlton
Chairman	Asst. Vice President & Corporate Secretary

P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD MAY 11, 2009

The proxy statement and annual report to security holders are available under the “SEC Filings” tab at www.tompkinsfinancial.com.

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2009

This proxy statement together with the form of proxy is being mailed to stockholders on or about April 10, 2009 in connection with the solicitation by the Board of Directors of Tompkins Financial Corporation (“Tompkins Financial” or the “Company”) of proxies to be used at the annual meeting of stockholders (the “Meeting”) of the Company to be held at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York on Monday, May 11, 2009 at 5:30 p.m., and any adjournment thereof.

Voting

Only stockholders of record at the close of business on March 13, 2009 will be entitled to vote. On March 13, 2009, there were 9,700,328 shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

Stockholders whose shares are registered in their own names may vote by mailing a completed proxy, via the Internet or by telephone or by voting in person at the Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed form of proxy. To vote by mailing a proxy, sign and return the enclosed form of proxy in the enclosed pre-addressed postage-paid envelope. Shares of Common Stock covered by a proxy that is properly executed and returned will be voted and, if the stockholder who executes such proxy specifies therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted “FOR” each proposal for which no instruction is given. Other than the election of directors, the proposal for ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009, and approval of the proposed Tompkins Financial Corporation 2009 Equity Plan, the Board is not aware of any other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments thereof, the Board of Directors intends that the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters in accordance with the judgment of the person or persons acting under the proxy.

The presence of a stockholder at the Meeting will not automatically revoke a proxy previously delivered by that stockholder. A stockholder may, however, revoke his or her proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting and, in the event there are not sufficient votes on any matter, the Meeting may be adjourned.

Vote Required and Board Recommendations

Proposal No. 1	Vote Required	Board of Directors Recommendation

Election of Directors	A plurality of votes cast by holders of shares of Common Stock entitled to vote thereon	“FOR” all director nominees

Proposal No. 2	Vote Required	Board of Directors Recommendation

Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009	An affirmative vote of a majority the votes cast on the matter	“FOR” the ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009

Proposal No. 3	Vote Required	Board of Directors Recommendation

To approve Tompkins Financial Corporation 2009 Equity Plan	An affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote thereon	“FOR” the Tompkins Financial Corporation 2009 Equity Plan

Abstentions and Broker Non-votes

Abstentions, in person or by proxy, and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. Broker non-votes will have no effect on Proposal No. 1 – Election of Directors. As to Proposal No. 2 – Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009, and Proposal No. 3 – To approve the proposed Tompkins Financial Corporation 2009 Equity Plan, broker non-votes will have the same effect as votes “Against” the proposal.

Solicitation of Proxies

The total cost of solicitation of proxies in connection with the Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 13, 2009, with respect to the beneficial ownership of the Company’s Common Stock by: (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (2) each director and nominee; (3) each executive officer named in the Summary Compensation Table; and (4) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

	Common Stock Ownership

Names	Number of Shares Beneficially Owned or Held in Deferred Trust		Percent of Outstanding Shares(1)

Directors, Nominees and Executive Officers
Russell K. Achzet+.++	63,795	(2)	**
John E. Alexander+,++	26,473	(3)	**
David S. Boyce*	22,715	(4)	**
James J. Byrnes+	45,034		**
Daniel J. Fessenden++	309	(5)	**
Francis M. Fetsko*	31,729	(6)	**
James W. Fulmer*,++	112,668	(7)	1.16
Reeder D. Gates+	117,783	(8)	1.17
James R. Hardie+,++	67,705	(9)	**
Elizabeth W. Harrison+,++	1,881	(10)	**
Carl E. Haynes+	3,584	(11)	**
Patricia A. Johnson+,++	1,963	(12)	**
Gerald J. Klein, Jr.*	26,890	(13)	**
Hunter R. Rawlings, III+,++	4,826	(14)	**
Thomas R. Rochon++	265	(15)	**
Stephen S. Romaine*,+,++	32,518	(16)	**
Thomas R. Salm+,++	9,819	(17)	**
Michael D. Shay+,+++	11,559	(18)	**
Michael H. Spain+	429,198	(19)	4.41
William D. Spain, Jr.+	425,486	(20)	4.37
Craig Yunker+,++	13,013	(21)	**

All directors and executive officers as a group (26 persons)			11.35
Investment Services Division of Tompkins Trust Company in the fiduciary capacity indicated:
Executor, Trustee or Co-Trustee	868,857	(22)	8.96
Trustee for the Tompkins Financial Employee Stock Ownership and Investment & Stock Ownership Plans	581,688	(22)	6.00
Agent or Custodian	682,588	(22)	7.04

*	Named Executive Officer
+	Currently a Director of the Company
++	Director Nominee
+++	Has chosen not to stand for re-election. Term will expire effective May 11, 2009.
**	Less than 1 percent

(1)

The number of shares beneficially owned by each person or group as of March 13, 2009, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 13, 2009, including, but not limited to, upon the exercise of options. References to options in these footnotes include only options to purchase shares that were exercisable on or within 60 days after March 13, 2009. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 9,700,328 shares of Common Stock outstanding on March 13, 2009 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 13, 2009. The percentages listed in this column do not include shares acquired pursuant to the Company’s Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and its wholly-owned subsidiaries (the “Retainer Plan”) and held in a deferred trust account; directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Company Board Compensation,” page 11.

(2)	Shares are owned by the Russell K. Achzet Revocable Trust.

(3)

Includes 386 shares owned by Mr. Alexander’s spouse and 4,835 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(4)

Includes 1,427 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 11,156 shares that Mr. Boyce may acquire by exercise of options exercisable at March 13, 2009 or 60 days thereafter.

(5)	Includes 43 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(6)

Includes 2,623 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 27,275 shares that Mr. Fetsko may acquire by exercise of options exercisable at March 13, 2009 or 60 days thereafter.

(7)

Includes 10,636 shares held in the Company’s Employee Stock Ownership Plan, 25,593 shares owned by Mr. Fulmer’s spouse, 384 shares held by Mr. Fulmer as Custodian for his son under the Uniform Transfers to Minors Act, and 35,565 shares that Mr. Fulmer may acquire by exercise of options exercisable at March 13, 2009 or 60 days thereafter.

(8)

Includes 2,910 shares owned by Mr. Gates’ spouse and 4,425 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(9)

Includes 502 shares held in the Company’s Employee Stock Ownership Plan and 1,203 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(10)	Includes 1,576 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(11)	Includes 2,766 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(12)	Includes 1,963 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(13)

Includes 1,388 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 21,367 shares that Mr. Klein may acquire by exercise of options exercisable at March 13, 2009 or 60 days thereafter.

(14)	Includes 3,834 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(15)	Includes 62 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(16)

Includes 2,741 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans and 29,674 shares that Mr. Romaine may acquire by exercise of options exercisable at March 13, 2009 or 60 days thereafter.

(17)

Includes 1,052 shares owned by Mr. Salm’s spouse and 5,279 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(18)	Includes 2,797 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(19)

Includes 382,461 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. Michael Spain is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 76,492 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain’s ownership figure includes 1,853 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(20)

Includes 382,461 shares of Common Stock held by W. D. Spain & Sons Limited Partnership, of which Mr. William Spain, Jr. is a General Partner and shares voting and investment control. Mr. Spain disclaims beneficial ownership of all shares of Common Stock owned by W. D. Spain & Sons Limited Partnership, except to the extent of 76,492 shares which represent his indirect pecuniary interest, through his ownership of 20% of W. D. Spain & Sons Limited Partnership. Mr. Spain’s ownership figure includes 1,946 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(21)	Includes 2,443 shares acquired pursuant to the Retainer Plan and held in a deferred trust account; however, directors have no voting or investment power with respect to such shares.

(22)

As of March 13, 2009, Tompkins Investment Services, a division of the Tompkins Trust Company, which is a wholly-owned subsidiary of the Company (the “Trust Company”), held 2,133,133 shares of Common Stock of the Company, representing 22.00% of the outstanding shares of Common Stock. Of such shares, 868,857 shares, or 8.96% of the outstanding shares, are held in a fiduciary capacity as executor, trustee or co-trustee. Where the Trust Company is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 2,133,133 shares held, the Trust Company is also trustee of 581,688 shares identified in the above table, or 6.00% of the outstanding shares. Of which 456,607 shares, or 4.71% of the outstanding shares, are held by the Company’s Employee Stock Ownership Plan and 125,081 shares, or 1.29% of the outstanding shares, are held by the Company’s Investment & Stock Ownership Plan for which all shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by the Trustee. The shares of Common Stock held in deferred trust accounts for non-employee directors are voted by the Trust Company, as trustee of the Rabbi Trust. In addition, 682,588 shares are held as agent or custodian with the voting power retained by the owner. Such shares represent 7.04% of the Common Stock outstanding. Tompkins Trust Company’s address is P.O. Box 460, Ithaca, New York 14851.

As of December 31, 2008, other than as listed in the Common Stock Ownership table above, no person was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Barclays Global Investors, NA(1)	569,642	5.89%
400 Howard Street, San Francisco, CA 94105

(1)

This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 6, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG have sole voting power over 452,411 of the shares and sole dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders held May 5, 2008, a proposal to amend the Company’s Certificate of Incorporation and By-Laws to declassify the Board of Directors was approved by the Company’s shareholders. This declassification was phased in over three years. As a result, 5 of the 17 directors have one year remaining on their original three-year term. The remaining 12 individuals elected will serve for a one-year term expiring at the 2010 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified.

Ten of the director nominees – Russell K. Achzet, John E. Alexander, James W. Fulmer, James R. Hardie, Elizabeth W. Harrison, Patricia A. Johnson, Hunter R. Rawlings, III, Stephen S. Romaine, Thomas R. Salm, and Craig Yunker - are currently serving as directors. Their terms expire in 2009, and each is standing for re-election at the Annual Meeting. Daniel J. Fessenden and Thomas R. Rochon were identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting of Stockholders. The twelve nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected to the Board.

The persons named in the proxy to represent stockholders at the Meeting are Francis M. Fetsko and Linda M. Carlton. The proxies will vote as directed and, in the absence of instructions, will vote the shares represented by the proxies in favor of the election of nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors, upon recommendation of the Company’s Nominating and Corporate Governance Committee, to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The Board recommends a vote “FOR” the election of each of the director nominees.

The following table sets forth each director nominee and each person who served as a director in 2008 and includes such person’s name, age, the year he or she first became a director, the year in which his or her term will expire, and whether he or she has been determined to be an independent director. Biographies of the director nominees and the directors continuing in office follow the table. Unless otherwise indicated, all directors have been employed in their current positions for at least five years.

Name	Age	Year First Elected Director		Term to Expire	Independent(1)

Board Nominees for Terms to Expire in 2010:
Russell K. Achzet	68	2006		2010	No
John E. Alexander	56	1993	(2)	2010	Yes
Daniel J. Fessenden	43	2009		2010	Yes
James W. Fulmer	57	2000		2010	No
James R. Hardie	66	2001		2010	No
Elizabeth W. Harrison	58	2004		2010	Yes
Patricia A. Johnson	53	2006		2010	Yes
Hunter R. Rawlings, III	64	1996		2010	Yes
Thomas R. Rochon	56	2009		2010	Yes
Stephen S. Romaine	44	2007		2010	No
Thomas R. Salm	68	1981	(2)	2010	Yes
Craig Yunker	58	2000		2010	Yes
Directors Continuing in Office:
James J. Byrnes	67	1989	(2)	2010	No
Reeder D. Gates	63	1985	(2)	2010	Yes
Carl E. Haynes	63	1996	(2)	2010	Yes
Michael H. Spain	51	2000		2010	No
William D. Spain, Jr.	57	2000		2010	No

(1)	Independence has been determined in accordance with Section 803A of the listing standards of NYSE Amex Guide.

(2)	Served as director of Tompkins Trust Company, which, as a result of a re-organization in 1995, became a wholly-owned subsidiary of the Company.

Business Experience of Directors, including Director Nominees

Russell K. Achzet was appointed to serve as a director of the Company on January 24, 2006. He also serves as Vice Chairman of AM&M Financial Services, Inc. (“AM&M”). He founded AM&M in 1977, and its affiliated entities thereafter. He served as Chief Executive Officer of AM&M until it was acquired by the Company on January 6, 2006. Mr. Achzet is certified by the Certified Financial Planner Board of Standards, Inc., and is a founder of National Advisors Trust Company, FSB and served on its Board of Directors until December 2005. Mr. Achzet is President & CEO of Achzet-Monaghan, Inc., a company engaged in offering public employee deferred compensation plans, President & CEO of Achzet Family Enterprises, Inc., a business consulting company, President of Trillseed and co-owner of 120 Linden Partners, private investment companies, a director of the University Technology Seed Fund, an investment seed fund, a board member and director of FBC Technologies, Inc. a engineered waste water treatment company and a member and minority owner of M-6, an insurance holding company.

John E. Alexander has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1993. Mr. Alexander was a principal stockholder and served as President and Chief Executive Officer of The CBORD Group, Inc., a computer software company which Mr. Alexander founded in 1975, until July 1, 2004. Mr. Alexander served as Chairman of the Board through February 2008. Prior to CBORD, Alexander was a Vice President in the Money Market Division of Bankers Trust Company. He currently serves on the board of the United Way of Tompkins County and the Food Bank of the Southern Tier, as well as serving as a Trustee Emeritus of Cornell University.

Daniel J. Fessenden was identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting of Stockholders. He was elected as a director of Tompkins Trust Company effective January 1, 2009. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He currently serves as the Executive Director of the Fred L. Emerson Foundation, a fourth generation family foundation located in Auburn, New York. From 2004 to 2006 he served as the founding Executive Director of the Cornell & Food Technology Park, Geneva, New York. Prior to 2004, Mr. Fessenden served as a key member of the government relations team for the Carrier Corporation, Syracuse, New York.

James W. Fulmer served as President and a director of the Company since 2000. Pursuant to the Succession Plan, Mr. Fulmer was appointed Vice Chairman of the Company effective January 1, 2007. He also serves as a director of The Bank of Castile, a wholly-owned subsidiary of the Company, and has served in such capacity since 1988 and its Chairman since 1992. Mr. Fulmer also serves as the President and Chief Executive Officer of The Bank of Castile. Mr. Fulmer serves as a director of Mahopac National Bank, and has served in such capacity since 1999, as Chairman of Tompkins Insurance Agencies since January 1, 2001, and as Chairman of AM&M Financial Services, Inc. since February 2006. He served as the President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until its merger with the Company in 1999. In 2006, he was appointed to serve as a member of the board of directors of the Federal Home Loan Bank of New York, effective January 2007. He also actively serves as a member of the board of directors of Erie and Niagara Insurance Association, the United Memorial Medical Center, the Cherry Valley Cooperative Insurance Company, Genesee County Economic Development Center and WXXI Public Broadcasting Council.

James R. Hardie has served as a director of the Company since 2001. Mr. Hardie has been Vice Chairman of the board of directors of Tompkins Insurance Agencies, a wholly-owned subsidiary of the Company, since August 1, 2002. He was President of Austin, Hardie, Wise Agency, Inc. from 1974 until January 1, 2001, when he became President, Chief Executive Officer and a director of Tompkins Insurance Agencies. Effective January 1, 2003, Mr. Hardie’s role as President and Chief Executive Officer was assumed by David S. Boyce; although Mr. Hardie no longer serves as the President and Chief Executive Officer of Tompkins Insurance Agencies, he continues to be employed by Tompkins Insurance Agencies as a producer. Mr. Hardie is the managing member of Bennington Farms, LLC, a property leasing company.

Elizabeth W. Harrison has served as a director of the Company since 2004. She also serves as a director of The Bank of Castile and she has served in such capacity since February 2002. In 2006, Ms. Harrison retired as President and Chief Executive Officer of the Genesee Country Village & Museum. She had served in such capacity since November 1999. She also served on the Museum’s Board of Trustees from 1996 through 2006. Prior to 1999, Ms. Harrison served for 18 years as President and Chief Executive Officer of Career Development Services, a not-for-profit educational corporation. Ms. Harrison currently serves on the boards of the Landmark Society of Western New York and the Hochstein School of Music.

Patricia A. Johnson has served as a director of the Company since 2006, and she currently serves as a director of Tompkins Trust Company and has served in such capacity since 2002. Ms Johnson began with Cornell University as the Assistant Treasurer in 1995 and has been Treasurer since March 1999. In 2007, Ms. Johnson was appointed Associate Vice President & Treasurer. Ms. Johnson currently serves as Treasurer of the Cornell Research Foundation and the Cornell Club of New York and as Chair of Planned Parenthood of the Southern Finger Lakes. She was also a member of the NACUBO Accounting Principles Council, and is currently a member of the Association for Financial Professionals.

Hunter R. Rawlings, III has served as a director of the Company and as a director of Tompkins Trust Company since 1996. From July 1, 1995, until his resignation, effective June 30, 2003, Dr. Rawlings was President of Cornell University. Dr. Rawlings is a Professor in the Classics Department and served as Interim President of Cornell University for the 2005-2006 academic year.

Thomas R. Rochon was identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting of Stockholders. He was elected as a director of Tompkins Trust Company effective January 1, 2009. In July, 2008, Dr. Rochon was appointed President of Ithaca College. Prior to his appointment, he served from 2003 to July, 2008 as the Executive Vice President and Chief Academic Officer for the University of St. Thomas in Minnesota. Dr. Rochon also served as a Professor in St. Thomas’s Political Science Department. From 2002 to 2003, he was the Executive Director of the Graduate Record Examinations program at the Educational Testing Service (ETS).

Stephen S. Romaine was appointed to serve as a director of the Company on January 1, 2007. Pursuant to the management succession plan adopted by the Company’s Board of Directors (the “Succession Plan”), Mr. Romaine was appointed President and Chief Executive Officer of the Company effective January 1, 2007. He had served as President and Chief Executive Officer of Mahopac National Bank from January 1, 2003 through December 31, 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, Chief Financial Officer of Mahopac National Bank. Mr. Romaine currently serves on the boards of the New York Bankers Association and the Independent Bankers Association.

Thomas R. Salm has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1981. Mr. Salm has served as Vice Chairman of the Company and Tompkins Trust Company since May 2006. Prior to his retirement on August 31, 2002, Mr. Salm served as Vice President for Business Affairs at Ithaca College, Ithaca, New York for 26 years.

Craig Yunker has served as a director of the Company since 2000 and as a director of The Bank of Castile since 1991. He is the Managing Member of CY Farms, LLC, CY Properties, LLC, CY Heifer Farm, LLC, Batavia Turf, LLC, Provitello, LLC, companies engaged in farming. Since 2001, he has served as a Trustee of Cornell University.

James J. Byrnes served as the Company’s Chief Executive Officer from its formation in 1995 until his retirement on December 31, 2006, and has served as the Chairman of the Board of Directors of the Company since its formation in 1995. He served as President of Tompkins Trust Company beginning in 1989 through 2002 and again in 2006. Mr. Byrnes currently serves as Chairman of the Board of Directors of Tompkins Financial Corporation. He also serves as Chairman of the board of directors of Tompkins Trust Company, and as a director of Mahopac National Bank and AM&M. He also serves as Chairman of the board of New York Business Development Corporation. Prior to 1989, Mr. Byrnes was an officer with other banking companies.

Reeder D. Gates has served as a director of the Company since 1995 and as a director of Tompkins Trust Company since 1985. Prior to his retirement in 2005, Mr. Gates was the President of R. D. Gates, Ltd., a company engaged in owning and operating community pharmacies, since January 1972.

Carl E. Haynes served as a director of the Company from 1996 until 2000 and was re-appointed on February 20, 2007. He has served as a director of Tompkins Trust Company since 1996. Dr. Haynes has been President of Tompkins Cortland Community College since 1995, and he served as Chairman of the board of directors of Cayuga Medical Center until May 2007. He also serves on the board of directors of the TC-3 Foundation, Therm, Inc., CNY Regional Alliance, Cortland Business Network, Cortland County Business Development Corporation, Cayuga-Cortland Workforce Investment Board, Tompkins County Area Development Corporation, Tompkins County Zone Advisory Board, Tompkins County Workforce Development, Association of Presidents of Public Community Colleges, Community Colleges for International Development, and International Advisory Board for The Chair Academy.

Michael H. Spain has served as a director of the Company since 2000. Mr. Spain also serves as a director of Mahopac National Bank and has served in such capacity since 1992. Mr. Spain also owns and serves as the President of the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company; President of Sleeping Indian, LLC, and Trail Property, Inc, real estate holding companies; and President of Wind River, LLC and Indian Paintbrush, LLC, companies engaged in real estate development, and President of Risk Mitigation Advisors, LLC, a company engaged in loss control risk management.

William D. Spain, Jr. has served as a director of the Company since 2000. He also serves as a director of Mahopac National Bank and has served in such capacity since 1991, and as Chairman of the Board of Directors of Mahopac National Bank since 2000. He has been the Managing Partner of Spain & Spain, PC, a law firm in Mahopac, New York, since 1983. Mr. Spain is also a General Partner in W. D. Spain & Sons, LLP, a family limited partnership that owns Common Stock of the Company.

The names and ages of the Company’s executive officers, including the Named Executive Officers identified in the Summary Compensation Table in this proxy statement, their positions and offices held with the Company, their term of office and experience is set forth in Part I of the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year, a copy of which is enclosed with this proxy statement.

Matters Relating To The Board Of Directors

Board of Directors Meetings and Committees; Annual Meeting Attendance

During fiscal 2008, the Board of Directors held four regular meetings, and as a matter of Company practice John E. Alexander, Reeder D. Gates, Elizabeth W. Harrison, Carl E. Haynes, Patricia A. Johnson, Hunter R. Rawlings III, Thomas R. Salm, Michael D. Shay and Craig Yunker, (the “Independent Directors”) met in Executive Session at the end of each regular meeting. Thus during 2008, the Independent Directors held four meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, other than John E. Alexander and Hunter R. Rawlings, III who attended or participated in 67%. Messrs. Alexander and Rawlings were briefed, both before and after meetings, on matters covered at the Board of Director and committee meetings they were not able to attend.

The Annual Meeting of Stockholders for fiscal 2007 was held on May 5, 2008, and with the exception of Russell K. Achzet and Hunter R. Rawlings, III, all of the Company’s directors were in attendance.

The Board currently maintains and appoints the members of the following four standing committees: Executive/Compensation/Personnel Committee, Audit/Examining Committee, Nominating and Corporate Governance Committee and the Pension Investment Review Committee.

Committee Membership

Director	Executive/Compensation/ Personnel	Audit/Examining	Nominating/Corporate Governance	Pension Investment Review

John E. Alexander	—	Chair	Alternate	—
James J. Byrnes	—	—	—	Chair
Reeder D. Gates	X	—	X	—
Elizabeth W. Harrison	X	—	X	—
Carl E. Haynes	X	—	—	X
Patricia A. Johnson	—	X	—	—
Hunter R. Rawlings, III	—	—	—	X
Thomas R. Salm	Chair	Alternate	Chair	—
Michael D. Shay	—	X	—	—
Craig Yunker	X	—	—	—

The Board of Directors has adopted a written charter for the Executive/Compensation/Personnel Committee. A copy of the Executive/Compensation/Personnel Committee’s charter is posted in the “Corporate Governance” section of the Company’s Investor Relations website (www.tompkinsfinancial.com). The committee met four times during fiscal 2008. Among its duties and responsibilities, the Committee assesses executive performance and reviews, determines and recommends salaries and other matters relating to executive compensation, including the compensation of the Company’s Chief Executive Officer. It also administers the Company’s stock option plans, including reviewing and granting stock options to executive officers and other employees. The committee also reviews and approves various other Company compensation policies and matters, senior management planning, and is responsible for ensuring that the Company’s executive officers are compensated effectively and in a manner consistent with the Company’s objectives. Each of the members of this committee is an “independent director” as defined in Section 803A of the NYSE Amex Company Guide.

The Board of Directors has adopted a written charter for the Audit/Examining Committee. A copy of the Audit/Examining Committee’s charter is posted in the “Corporate Governance” section of the Company’s Investor Relations website (www.tompkinsfinancial.com). The Audit/Examining Committee met seven times during fiscal 2008. This committee assists the Board in its general oversight of the Company’s accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Audit/Examining Committee are described in greater detail in the “Report of the Audit/Examining Committee of the Board of Directors” included in this proxy statement. The Board of Directors has determined that John E. Alexander, Patricia A. Johnson and Michael D. Shay each qualify as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit/Examining Committee satisfies the independence standards of Section 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee’s charter is posted in the “Corporate Governance” section of the Company’s Investor Relations website (www.tompkinsfinancial.com). The Nominating and Corporate Governance Committee met three times during the 2008 fiscal year. This committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE Amex listing and corporate governance requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. In addition, this committee is responsible for making recommendations to the Board regarding Board membership and composition. This committee establishes procedures for the nomination process and nominates or recommends to the Board qualified candidates for election to the Board.

The process for selecting director nominees entails making a preliminary assessment of each candidate based upon his or her qualifications, willingness to serve on the Board, and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of the Company at that time. Based upon this preliminary assessment, candidates who appear to be qualified may be interviewed. If the director nominee is a current Board member, the committee will also consider prior Board performance and contributions. At the conclusion of this process, the committee will recommend to the Board qualified candidates that best meet the Company’s needs to the Board for election at the next annual meeting of stockholders. The committee uses the same process for evaluating all candidates, whether recommended by stockholders, directors or management.

The minimum qualifications and attributes that the committee believes must be possessed by a director nominee include: highest personal values, judgment and integrity; an understanding of the regulatory and policy environment in which the Company conducts its business; an understanding of, and interest in, the communities served by the Company; and experience in the key business, financial and management challenges that face financial service companies.

The committee considers nominees proposed by stockholders. To recommend a prospective nominee for the committee’s consideration, stockholders should submit the candidate’s name and qualifications to: Chairman, Nominating and Corporate Governance Committee, Tompkins Financial Corporation Board of Directors, P.O. Box 460, Ithaca, New York 14851. Each member of this committee is an “independent director” as defined in Section 803A of the NYSE Amex Company Guide.

The Pension Investment Review Committee met two times during fiscal 2008. This committee is responsible for reviewing the assets held in the Tompkins Financial Corporation Retirement Plan.

Director Compensation

It is the general policy of the Board that employee directors are not paid for their service on the Company’s Board of Directors beyond their regular employee compensation.

2008 Director Compensation(1)

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total

	($)	($)		($)	($)	($)		($)

Achzet	14,000	12,000				40,356	(5)	66,356
Alexander	7,200	23,800						31,000
Byrnes	50,000	—				4,369	(6)	54,369
Gates	—	21,800			12,325			34,125
Hardie	—	13,000				21,280	(7)	34,280
Harrison	13,200	15,800						29,000
Haynes	8,850	21,150						30,000
Johnson	7,475	21,500						28,975
Rawlings	7,200	17,550						24,750
Salm	—	24,000			11,000			35,000
Shay	17,275	22,500						39,775
Spain, M.	17,000	13,000						30,000
Spain, Wm.	17,000	13,000						30,000
Yunker	13,200	13,200						26,400

(1)	Amounts disclosed for certain directors include cash compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Subsidiary Board Service,” below.

(2)	Represents payment in cash for service on subsidiary boards.

(3)

The stock award disclosed here is the result of a mandatory deferral provision under the Company’s Amended and Restated Plan for Eligible Directors of Tompkins Financial Corporation and wholly-owned subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment”. The aggregate number of stock awards outstanding at fiscal year end was 44,235 shares. Dividends paid on the stock are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

(4)	All amounts disclosed in this column reflect nonqualified deferred compensation earnings paid into the Tompkins Trust Company Deferred Compensation Plan.

(5)	Represents consulting fees paid in connection with the sale of AM&M as discussed in further detail in “Transactions with Related Persons,” page 28.

(6)	Represents personal use of company-owned vehicle.

(7)	Represents compensation for service as a producer for Tompkins Insurance Agencies.

Fees Paid to Directors for Fiscal 2008

During fiscal 2008, the following fees were paid to non-employee directors of the Company for their service in such capacity:

•	A meeting fee of $1,000 for each Board meeting attended;

•

A meeting fee of $400 for each committee meeting attended (except Audit/Examining Committee). Members of the Audit/Examining Committee received a meeting fee of $700 for each Audit/Examining Committee meeting attended;

•	An annual $9,000 retainer paid in quarterly installments of $2,250 for service as a director; and

•	An annual Committee Chair fee of $4,000 was paid in quarterly installments of $1,000 for service as Chair of the Audit/Examining Committee.

In lieu of the board and committee fees described above, the Vice Chair was paid an annual retainer fee of $24,000 paid in quarterly installments of $8,750 for his service during fiscal 2008 on the Company’s Board of Directors.

In lieu of the board and committee fees described above, the Chairman is paid an annual retainer of $50,000 paid in quarterly installments of $12,500 for his service during fiscal 2008 on the Company’s and Tompkins Trust Company’s Boards of Directors. In addition, the Company provided a company-owned vehicle for his business and personal use.

Timing and Manner of Payment of Company Board Compensation

All retainer and meeting fees were paid quarterly by the Company. Except for the Chairman’s fees, which were paid in cash, all board/committee fees and retainers earned by directors were paid in accordance with the Retainer Plan, which provides that: (i) all such board/committee fees and retainers shall be paid in shares of Common Stock of the Company and (ii) the receipt of payment by directors of board/committee fees and retainers shall be deferred automatically pursuant to the terms of the Retainer Plan. Under the Retainer Plan, board/committee fees and retainers are transferred to a rabbi trust, and the trustee of the rabbi trust acquires shares of the Company’s Common Stock for each director’s deferred compensation account on the open market pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A director has no rights in or to the shares of Common Stock held in the rabbi trust. A director does have the right, however, to the payment of his or her deferred compensation upon the earlier of the director’s termination of service as a director of the Company, the director’s attainment of the age of 72 years, or the director’s death. An aggregate of 4,024 shares of Common Stock was acquired by the rabbi trust under the Retainer Plan in 2008 representing board/committee fees and retainers paid and expensed in fiscal 2008.

Changes to Company Director Compensation for Fiscal 2009

Effective January 1, 2009, the Company’s non-employee Directors are compensated for service on the Company’s Board of Directors as follows. An annual $9,000 retainer payable in quarterly installments of $2,250 is paid at the beginning of each quarter to the Company’s non-employee directors. In addition, non-employee directors receive $1,000 for each of the four regularly-scheduled Board meetings the director attends, as well as $400 for each Executive/Compensation/Personnel, Nominating and Corporate Governance and Pension Investment Review committee meeting attended; provided, however, that members of the Audit/Examining Committee are paid $700 per meeting attended. The Chair of the Audit/Examining Committee receives an additional $4,000 annual fee paid in quarterly installments of $1,000. All non-employee Director’s fees paid for service on the Company’s Board of Directors are paid in cash or, if a valid election was made by the Directory prior to January 1, 2009, such director’s fees are paid pursuant to the Retainer Plan, as described above under “Timing and Manner of Payment.” If a valid election was made by the Director prior to January 1, 2009, a non-employee Director may select an age between 65 and 71 to begin receiving payment of compensation deferred pursuant to the Retainer Plan. In addition to these fees, directors are eligible to receive options granted pursuant to the Company’s 2009 Equity Plan, should such plan be adopted by the Company’s shareholders. Please refer to Proposal No. 3 for more information about the Company’s 2009 Equity Plan.

Notwithstanding any of the foregoing, the annual retainer paid in lieu of any meeting and/or committee fees or stipends to the individual serving in the office of Vice Chair of the Tompkins Financial Corporation and Tompkins Trust Company Board of Directors is $35,000 paid in quarterly installments of $8,750. The Vice Chair’s fee is payable in cash or, if a valid election was made by the Vice Chair prior to January 1, 2009, the Vice Chair’s fees are payable in accordance with such election (i) pursuant to the Retainer Plan, (ii) pursuant to a Deferred Compensation Agreement or (iii) in cash.

Notwithstanding any of the foregoing, the annual retainer paid in lieu of any meeting and/or committee fees or stipends to the individual serving in the office of Chairman of the Tompkins Financial Corporation and Tompkins Trust Company Board of Directors is $50,000 paid in quarterly installments of $12,500. The Chairman’s fee is payable in cash or, if a valid election was made by the Chairman prior to January 1, 2009, the Chairman’s fees are payable in accordance with such election (i) pursuant to the Retainer Plan, (ii) pursuant to a Deferred Compensation Agreement or (iii) in cash.

Subsidiary Board Service Compensation

Any non-employee member or members of the Company’s Board of Directors who also sat on the board of Mahopac National Bank received an additional annual fee of $17,000 paid in quarterly installments of $4,250 for service on the Mahopac National Bank’s Board of Directors. Any non-employee member or members of the Company’s Board of Directors who also sat on the board of AM&M Financial Services, Inc. received an additional annual fee of $14,000 for service on AM&M Financial Services, Inc.’s Board of Directors.

Any non-employee member or members of the Company’s Board of Directors who also sat on the board of Tompkins Trust Company received an additional annual $6,000 Board Retainer Fee paid in quarterly installments of $1,500, plus a Comprehensive Meeting/Activity Fee of $7,200 paid in quarterly installments of $1,800. Committee Fees (Trust and Credit) of $275 per meeting attended (plus $1,000 annual fee paid at end of last quarter to Committee Chair) were paid to non-employee Directors in 2008. The aforementioned fees were pro-rated as necessary for directors completing less than a full year of service. The $6,000 retainer fee paid to these individuals was paid pursuant to the Retainer Plan, and an aggregate of 1,209 shares of Common Stock was acquired by the Rabbi Trust under the Retainer Plan. Meeting and committee fees paid to Tompkins Trust Company Directors were paid in cash or deferred through the Tompkins Trust Company Deferred Compensation Plan. Notwithstanding the foregoing, the non-employee Vice Chair of the Tompkins Trust Company Board of Directors received $11,000 in cash deferred through the Tompkins Trust Company Deferred Compensation Plan, which fee was received in lieu of any retainer, meeting or committee fees.

Any non-employee member or members of the Company’s Board of Directors who also sat on the board of The Bank of Castile received an additional annual $13,200 Board Retainer Fee paid in quarterly installments of $3,300. The aforementioned fees were paid in cash.

The non-employee member of the Company’s Board of Directors who also sits on the board of Tompkins Insurance is not compensated for such service.

Changes to Company and Subsidiary Board Service Compensation for Fiscal 2009

Effective January 1, 2009, the Company’s non-employee Directors will be compensated for service on the Company’s Board of Directors, and for service on the Company’s subsidiary boards, in the same aggregate amounts as they were in 2008; provided, however, to the extent allowable under Section 409A of the Internal Revenue Code all non-employee directors’ fees shall be payable in cash or, if a valid election was made by a director prior to January 1, 2009, such director’s fees shall be payable in accordance with such election (i) pursuant to the Stock Retainer Plan, (ii) pursuant to a Deferred Compensation Agreement or (iii) in cash.

Corporate Governance Matters

Stockholder Communications with Directors

Stockholders may communicate with the Company’s Board of Directors by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, New York 14851. Both the Chairman and Vice Chair, who is an independent director of the Company, will review all correspondence and, if either of them determines that a communication should be reviewed by the full Board of Directors, it will be presented to the Board for its review and consideration.

Policy Regarding Directors Attendance at Annual Meetings

The Company does not have a formal policy in place requiring the attendance of all directors at annual meetings of stockholders, although the Board strongly encourages such attendance.

Code of Ethics

The Board of Directors has adopted the Tompkins Financial Corporation Code of Ethics for Chief Executive Officer and Senior Financial Officers which applies to the Company’s Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is available in the “Corporate Governance” section of the Company’s Investor Relations website (www.tompkinsfinancial.com). The Company will post amendments to or waivers from the Code of Ethics for Chief Executive Officer and Senior Financial Officers at this location on its website.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Policy, and Process

The Company has delegated to the Executive/Compensation/Personnel Committee (the “Compensation Committee”) the responsibility for determining and recommending to the full Board the compensation of the Company’s executive officers, including the named executive officers identified in the Summary Compensation Table. A goal of the Compensation Committee is to offer executive compensation that is fair and reasonable, consistent with the Company’s size and the compensation practices of the financial services industry generally. A key objective of the Compensation Committee is to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee periodically compares its compensation levels, practices and financial performance to those of a group of banking institutions of similar size, geographic market and business makeup. Toward that end, the Compensation Committee considered the compensation practices of a comparative group of banking companies that it believed were reasonably comparable to the Company’s asset size and performance. The information pertaining to the companies forming the comparative group considered by the Compensation Committee was gathered from information available to the public. For 2008, the Committee utilized information on the following companies when considering the compensation of its Chief Executive Officer: Camden National Corporation, Chemical Financial Corporation, Community Bank Systems, Financial Institutions Inc., First of Long Island Corporation, Frontier Financial Corporation, Glacier Bancorp, Harleysville National Corporation, Hudson Valley Holding Corporation, Independent Bank Corp., NBT Corp., and Sterling Bancorp. The Committee utilized information from the following additional companies when considering the compensation of other executive officers: Alliance Bank, Arrow Financial Corporation, Canandaigua National Bank, Chemung Canal Bank & Trust Company, Evans Bancorp, Rome Savings Bank, Bank of Smithtown, State Bancorp, Suffolk County Bank, and Union State Bank. The Committee also has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. In 2005, the Committee retained the services of Buck Consultants. They were charged with evaluating each subsidiary’s compensation/benefit structure. Based on that evaluation, a single base salary structure with market pricing was developed and is in use at the Company’s wholly-owned banking subsidiaries and Tompkins Insurance. In 2008, the Committee retained the services of Amalfi Consulting, LLC. Amalfi Consulting has been charged with working with the Committee in 2009 with respect to the long-term, equity-based compensation for the Company

In determining the compensation for the Company’s executive officers for fiscal 2008, including the compensation of the Company’s Chief Executive Officer, the Compensation Committee considered a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer. The 2007 annual performance factors considered for 2008 compensation included (1) the Company’s net income as compared to the Company’s internal targets; (2007- $26,371,000 actual, $27,802,000 plan) (2) increases in earnings per share of the Company’s Common Stock for the latest 12 months (2007 - -3.6%); (3) the Company’s return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group Percentile (2007 – 73%)); (4) increases in the Company’s stock price over 12 months (2007 – -14.7%); and (5) the Company’s return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile (2007 – 82%)). Executive officers do not play a role in setting their own compensation, but they may be called on to make recommendations concerning those individuals that report to them. The Compensation Committee believes that the total compensation provided to the Company’s executive officers is competitive, reflects the Company’s performance, and that the Company’s compensation practices for fiscal 2008 were appropriate. As permitted by law, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Components of Compensation

The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) annual bonus, and (iii) long-term, equity-based incentive awards.

Base salary. The Compensation Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation, the Compensation Committee considers (a) competitive market conditions for executive compensation, (b) the Company’s performance and (c) the individual’s performance. The Company’s performance is measured by the Company’s strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on stockholders’ equity for the year. Although the Compensation Committee considers year-to-year changes in stock price in its evaluation of Company performance, the Committee does not emphasize this criterion because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular executive officer’s operational responsibility in comparison to targeted performance criteria.

Annual bonus. The Company chooses to pay annual cash bonuses in order to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them when objectives are met. The Board maintains full discretion on the payment of bonuses in order to preserve the flexibility necessary to ensure its ability to act in the Company’s best interests. Individual cash bonuses are paid based on three factors: (1) contribution to Company results, (2) contribution to department or business unit goals, and (3) achievement of individual goals. The higher an executive is in the management hierarchy, the greater the weight that is placed on Company results. Company results are reviewed in three areas: (1) achievement of annual goals, (2) relative performance compared to peers over a two-year period and related trends, and (3) strategic development.

Long-term, equity-based awards. The Company chooses to award stock options because such grants (1) align executive’s interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Compensation Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Compensation Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Stock option awards are based on the performance of the individual executive and his or her anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Compensation Committee has traditionally authorized grants vesting over five or more years to encourage retention of executives. This practice means that at any time there are a significant number of shares granted that are not vested and therefore not exercisable. Included as Proposal No. 3 is a new Tompkins Financial Corporation 2009 Equity Plan that if approved will replace the current 2001 Plan. This new plan would give the Company more flexibility in the types of equity grants available to better and more efficiently align executives and stockholder interests. A total of 820,000 shares would be reserved under the new plan, which reflects an increase of approximately 600,000 shares over the currently authorized and unissued shares under the 2001 Plan. In addition, executives may receive Common Stock through the profit sharing component of the Tompkins Financial Corporation Employee Stock Ownership Plan. For a more detailed discussion of this, and other, deferred compensation and retirement plans, please see the text accompanying the tables following this section.

Compensation Committee Report

The “Compensation Discussion and Analysis” has been reviewed and discussed with the management of the Company. Based on the Compensation Committee’s review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K and, in this proxy statement.

Members of the Compensation Committee:

Thomas R. Salm, Chair

Reeder D. Gates

Elizabeth W. Harrison

Carl E. Haynes

Craig Yunker

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal 2008, or has been at any other time, an officer or employee of the Company or any of the Company’s subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal 2008.

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2008 Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer and the three other most highly compensated executive officers of the Company in the fiscal year ended December 31, 2008. These five officers are referred to as the “Named Executive Officers” in this proxy statement.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

		($)	($)	($)	($)	($)	($)	($)	($)

Stephen S. Romaine	2008	340,000	150,000		111,749		126,177	26,969	754,895
President & CEO of	2007	325,000	112,800		102,715		75,850	159,442	616,365
the Company	2006	208,000	40,000		82,723		35,992	31,222	397,937

James W. Fulmer	2008	260,500	85,000		74,046		165,129	82,542	667,217
Vice Chair of the	2007	253,000	70,000		57,752		92,698	27,692	473,450
Company, Chairman,	2006	241,000	63,200		54,555		74,555	36,908	470,218
President & CEO of
The Bank of Castile

David S. Boyce	2008	185,000	55,500		53,611		66,370	188,466	548,947
President & CEO of	2007	177,500	37,500		49,868		40,598	18,239	323,705
Tompkins Insurance Agencies, Inc.	2006	159,615	34,500		61,298		35,321	17,700	308,434

Francis M. Fetsko	2008	210,000	68,000		71,037		63,823	126,880	539,740
Executive Vice President & CFO of the Company & Tompkins Trust Company	2007	200,000	40,000		69,309		34,627	20,271	343,936
	2006	190,000	35,500		77,323		30,404	23,566	358,429

Gerald J. Klein, Jr	2008	201,000	65,300		40,009		89,758	91,524	510,164
President & CEO of	2007	195,000	38,000		24,679		53,032	21,084	310,711
Mahopac National Bank	2006	168,428	35,500		10,136		42,509	66,259	322,832

(1) These amounts represent cash awards for performance bonuses, including amounts of such bonuses deferred under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(2) For options granted in 2001, the following assumptions were made: Interest rate of 5.25, a volatility of .50, a dividend of 3.1 and an expiration term of 7 years. For options granted in 2002, an interest rate of 3.44, a volatility of .462, a dividend of 3.00 and an expiration term of 7 years were used. For options granted in 2004, an interest rate of 3.817, a volatility of .3976, a dividend of 2.70 and an expiration term of 5 years were used. For options granted in 2006, an interest rate of 4.32, a volatility of .2828, a dividend of 2.6 and an expiration term of 6.50 years were used. For options granted in January 2007, an interest rate of 4.78, a volatility of .294, a dividend of 2.9 and an expiration term of 6.50 years were used. For options granted in November 2007, an interest rate 3.54, a volatility of .329, a dividend of 3.12 and an expiration term of 6.50 years were used.

(3) These values are based on the Tompkins Financial Corporation Retirement Plan and the Supplemental Executive Retirement Plan, and are composed entirely of the changes in pension value. The following assumptions were used by the Plan actuaries to calculate the Change in Pension Value from year-end 2007 to year-end 2008:

Discount Rate: 6.25% at 12/31/2007, 6.05% at 12/31/2008

Retirement Plan Mortality: RP 2000

(4) Includes perquisites and other personal benefits or property, with an aggregate value equal to or greater than $10,000. Includes amounts matched on salary deferral pursuant to Company’s Investment & Stock Ownership Plan, amounts paid pursuant to the profit sharing portion of the Company’s Investment & Stock Ownership Plan and the Company’s Employee Stock Ownership Plan, reflects value realized as a result of stock options exercised and taxable amounts of the applicable life insurance premiums paid on the Named Executive Officers behalf by the Company.

For Mr. Romaine the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $16,250; Company match on salary deferral to the 401k - $9,200; taxable amounts applicable to life insurance - $1,375; and personal use of company vehicle - $144.

For Mr. Fulmer the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $12,650; Company match on salary deferral to the 401k - $9,200; taxable amounts applicable to life insurance - $1,696; value realized as a result of stock options exercised - $57,613; and personal use of company vehicle - $1,383.

For Mr. Boyce the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $8,875; Company match on salary deferral to the 401k - $7,400: taxable amounts applicable to life insurance - $283; value realized as a result of stock options exercised - $170,633; and personal use of company vehicle - $1,275.

For Mr. Fetsko the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $10,000; Company match on salary deferral to the 401k - $8,462; taxable amounts applicable to life insurance - $359; value realized as a result of stock options exercised - $106,702; and personal use of company vehicle - $1,357.

For Mr. Klein the amounts were as follows: Profit Sharing paid from the Tompkins Financial Corporation Investment and Stock Ownership Plan - $9,750; Company match on salary deferral to the 401k - $8,131; taxable amounts applicable to life insurance - $829; value realized as a result of a stock option exercise - $91,524; and personal use of company vehicle - $3,863.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Messrs. Fulmer, Romaine, Boyce, Klein and Fetsko are parties to Supplemental Executive Retirement Agreements with the Company. These agreements contain change-in-control provisions and are discussed below under “Supplemental Employee Retirement Plans.”

Life Insurance

Life insurance benefits are provided to certain officers of the Company, with respect to which the Company has entered into life insurance contracts. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense, in the Company’s consolidated statements of income. Taxable amounts paid with respect to such life insurance on behalf of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above.

Stock Option Plan

The Company maintains the 2001 Stock Option Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s stockholders by facilitating their purchase of a stock interest in Tompkins Financial Corporation. The Compensation Committee believes that a stock option plan is in the best interests of the Company and its stockholders since it will enhance the Company’s ability to continue to attract and retain qualified directors, officers and other key employees.

Option Grants in Fiscal 2008

2008 Grants of Plan Based-Awards

Name	Grant Date	All other option awards; Number of securities underlying options	Exercise or base price of option awards	Grant Date Fair Value of Stock and Option Awards

		(#)	($/Sh)	($)

Stephen S. Romaine	n/a

James W. Fulmer	n/a

Francis M. Fetsko	n/a

David S. Boyce	n/a

Gerald J. Klein, Jr	n/a

The 2001 Stock Option Plan does not have threshold, target, or maximum amounts payable for performance, therefore, it is not an equity incentive plan as defined under FAS123R.

The options are valued using the FAS123R principles (which is the grant date fair value amortized over the requisite service period) and those values are included in the Summary Compensation Table. The grant date fair value included in the table above represents the value of the options granted on the date of grant.

Outstanding Options of Named Executive Officers

The following table shows the aggregate number of options outstanding as of December 31, 2008 for each of the Named Executive Officers.

2008 Outstanding Equity Awards At Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options- Exercisable (1)	Number of Securities Underlying Unexercised Options- Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options	Option Exercise Price	Option Expiration Date

Stephen S. Romaine	0	51		$41.00	11/29/17
	0	14,949		$41.00	11/29/17
	0	4,368		$43.51	01/18/17
	0	10,632		$43.51	01/18/17
	0	7,260		$42.39	01/23/16
	1,870	1,870		$42.39	01/23/16
	6,288	728		$39.34	05/03/14
	3,511	2,541		$39.34	05/03/14
	7,986	0		$32.23	09/30/12
	2,330	0		$28.36	07/24/11

Total	21,985	42,399

James W. Fulmer	0	6,252		$41.00	11/29/17
	0	3,748		$41.00	11/29/17
	0	7,260		$42.39	01/23/16
	1,870	1,870		$42.39	01/23/16
	1,452	484		$39.34	05/03/14
	7,623	2,541		$39.34	05/03/14
	5,392	0		$20.00	09/14/10
	11,005	0		$20.00	09/14/10
	3,328	0		$20.00	09/14/10

Total	30,670	22,155

Francis M. Fetsko	0	3,748		$41.00	11/29/17
	0	6,252		$41.00	11/29/17
	1,870	1,870		$42.39	01/23/16
	0	7,260		$42.39	01/23/16
	4,655	183		$39.34	05/03/14
	3,511	2,541		$39.34	05/03/14
	7,986	0		$32.23	09/30/12
	4,659	0		$28.36	07/24/11

Total	22,681	21,854

David S. Boyce	0	5,249		$41.00	11/29/17
	0	4,751		$41.00	11/29/17
	113	5,922		$42.39	01/23/16
	1,382	1,383		$42.39	01/23/16
	2,420	2,421		$39.34	05/03/14
	3,324	0		$39.34	05/03/14

Total	7,239	19,726

Gerald J. Klein, Jr	0	8,693		$41.00	11/29/17
	0	1,307		$41.00	11/29/07
	0	280		$43.15	01/18/07
	0	7,220		$42.39	01/18/07
	1,122	5,478		$42.39	01/23/16
	1,751	0		$39.34	05/03/14
	4,783	0		$39.34	05/03/14
	6,655	0		$32.23	09/30/12
	4,659	0		$28.36	07/24/11

Total	18,970	22,978

(1) Options reported in this column are vested and currently exercisable.

(2) Options granted with a Jan. 18, 2017, a Nov. 29, 2017 and a Jan. 23, 2016 expiration date have a seven year vesting schedule with zero percent vesting in year one, 17% vesting in year 2 through 6 and 15% vesting in year seven.

Options granted with an expiration date of May 3, 2014, Sept. 30, 2012, July 24, 2011 and Sept. 14, 2010 have 5 year vesting schedule with zero percent vesting in year one and 25% vesting in the remaining years.

Options Exercised and Value for Fiscal 2008

The following table sets forth information concerning the exercise of options by each Named Executive Officer during fiscal 2008 and the potential value realized.

2008 Options Exercises

	Option Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

	(#)	($)

Stephen S. Romaine	0
James W. Fulmer	2,250	57,613
Francis M. Fetsko	3,692	106,702
David S. Boyce	10,501	170,633
Gerald J. Klein, Jr	2,684	91,524

Deferred Profit-Sharing Plan

The Company has an Investment and Stock Ownership Plan (the “ISOP”) that covers substantially all of the employees of the Company and its subsidiaries. The ISOP is a profit-sharing plan with a salary deferral arrangement meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. Pursuant to the ISOP, an employee may defer a portion of the employee’s base pay, within limits specified in the ISOP. The ISOP further provides that the Company will match 100% of an employee’s contribution up to 3% of the employee’s base pay, and will match 50% of an employee’s additional contribution to the ISOP that is greater than 3%, but not more than 5%, of the employee’s base pay. In addition, the ISOP has an employer-funded profit sharing component. Profit sharing contributions are discretionary contributions determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ISOP. The ISOP allows employees to elect to defer a portion of their profit sharing component (which deferral is not eligible for matching by the Company), or to receive cash. Amounts contributed by the Company for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table and described in Note 4 to that table.

The Company also has the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”), which covers substantially all employees of the Company. The purpose of the ESOP is to permit the Company to make discretionary profit sharing contributions to employees in the form of shares of Common Stock of the Company in order to facilitate stock ownership by employees. Contributions are determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ESOP. Amounts accrued for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table and described in Note 4 to that table.

Retirement Plans

The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Retirement Plan”), which covers substantially all employees of the Company. The retirement plan does not require or allow employee contributions. The assets of the Retirement Plan are held in a separate trust and administered by the Pension Investment Review Committee of the Board of Directors.

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).

Pension Benefit

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year

Stephen S. Romaine	Tompkins Financial Corporation Retirement Plan	8.00	$81,566	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	14.83	$347,497	$—

	Total		$429,063	$—
James W. Fulmer	Tompkins Financial Corporation Retirement Plan	20.00	$222,108	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	31.58	$875,999	$—

	Total		$1,098,107	$—
Francis M. Fetsko	Tompkins Financial Corporation Retirement Plan	12.17	$183,970	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	12.25	$125,077	$—

	Total		$309,047	$—
Gerald J. Klein, Jr.	Tompkins Financial Corporation Retirement Plan	8.00	$83,522	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	13.75	$290,156	$—

	Total		$373,678	$—
David S. Boyce	Tompkins Financial Corporation Retirement Plan	7.67	$50,706	$—
	Tompkins Financial Corporation Supplemental Executive Retirement Plan	20.00	$225,040	$—

	Total		$275,746	$—

The Retirement Plan provides a monthly benefit payable at retirement. This benefit is determined by the accumulation of credits which are earned as the participant works for the Company. The credits earned for each plan year are based on the sum of the participant’s age and years of service at the beginning of that plan year. When a participant terminates employment or retires, the credits earned for all plan years are summed and multiplied by the “Average Final Earnings” under the Plan, and the result is then converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.”

A participant’s retirement benefit is fully vested upon the completion of five years of service. The Normal Retirement Age under the Plan is age 65. The accrued benefit is payable at this age; however, a reduced benefit may be payable as early as age 55.

Benefits under the Retirement Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.

Potential Payments upon Termination or Change in Control

          In December 2005, Messrs. Fulmer, Romaine, Klein, Boyce and Fetsko, each a Named Executive Officer, entered into Supplemental Executive Retirement Agreements with the Company, which, among other things, replaced the SERP agreements and employment agreements that were previously in place with Mr. Fulmer, Mr. Klein and Mr. Romaine. The December 2005 SERP agreements provide the covered executive officers with the following retirement, death, disability and change of control benefits:

•

Retirement Benefits. Upon his or her retirement, covered executive officers are eligible to receive payment of his or her annual retirement benefit amount, which is equal to 75% of the executive’s earnings, less (a) the annual amount payable under any single life annuity provided under the Company’s Retirement Plan and (b) any social security benefits. This benefit is also reduced by 5% for each year the Executive’s service, as defined in the agreement, is less than 20 years. The retirement benefit is payable monthly until the executive officer’s death and is subject to reduction depending upon the executive’s age and years of service as of the date of his or her benefit commencement prior to age 65. For purposes of this benefit, an executive officer’s “earnings” will be the average of the executive officer’s five highest calendar years of base salary.

•

Death Benefits. In the event of the covered executive officer’s death (i) after retirement, his or her spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (ii) prior to retirement, his or her spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the SERP agreement.

•

Disability Benefits. Upon a covered executive officer becoming disabled, he or she is entitled to payment of his or her retirement benefits commencing at the executive officer’s designated retirement date in the SERP agreement, but with the assumption that the executive officer has completed 20 years of service and is 100% vested in the benefit under the SERP agreement as of the date of his or her disability. In the event of the executive officer’s death after disability, the executive officer’s spouse will be entitled to payment of the death benefits described above.

•

Change of Control Benefits. In the event of a change in control, the covered executive officer will be deemed to have completed twenty (20) years of service and will be 100% vested in the benefit under the SERP agreement. Covered executive officers could be entitled to certain severance benefits following a change of control of the Company (as defined in the SERP agreements). If, within three years following a change in control the executive officer is terminated, other than for cause and subject to the discretion of the Company’s executive committee, or the executive officer’s duties or compensation are significantly reduced, then the executive may terminate his employment and, for a period of three years, the executive officer is entitled to (a) payment of his or her base salary in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on the executive’s age at the time of his or her termination, (b) the executive’s bonus and profit sharing compensation, which will be the average of the executive’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that he or she was participating in immediately prior to the change in control.

In addition, the SERP agreements with Messrs. Fulmer, Klein and Romaine provide that in the event the executive officer’s employment is terminated without cause (other than upon a change of control, death or disability), then the executive officer is entitled to (a) payment of his or her base salary in effect immediately prior to the executive officer’s termination of employment and (b) participate (but not required to) in the Company’s welfare benefits. These severance benefits are payable for a period of 24 months to Mr. Fulmer and 12 months to Messrs. Klein and Romaine.

Further, under the SERP agreements, in the event Messrs. Fulmer’s, Romaine’s, Klein’s, Boyce’s or Fetsko’s employment is involuntarily terminated (other than for cause) at any time, or voluntarily terminated after reaching age 55 and after completing 10 years of service, but prior to his designated retirement age in his SERP agreement, he will be entitled to payment of his retirement benefits on his designated retirement date, or, in the event of his death, his spouse will be entitled to payment of the death benefits described above.

No benefits are payable under the SERP agreements if the covered executive officer’s employment is terminated for cause, or he or she engages in competition with the Company. If the executive officer voluntarily terminates his or her employment before age 55 and before completion of 10 years of service, other than because of death, disability or change of control, he or she will not be entitled to payment of any retirement benefits. The SERP agreements are not employment agreements and do not confer upon the covered executive officers any right to continued employment with the Company or any of its subsidiaries.

Estimated Payments Upon Change in Control as of December 31, 2008

Name	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits Due to Change of Control

	$	$	$

Stephen S. Romaine	100,452	135,441	34,989	$485,765, payable for a period of 3 years (1)
James W. Fulmer	119,743	119,743	—	$351,555, payable for a period of 3 years (1)
Francis M. Fetsko	35,629	58,171	22,542	$274,700, payable for a period of 3 years (1)
Gerald J. Klein, Jr.	58,675	85,345	26,670	$262,925, payable for a period of 3 years (1)
David S. Boyce	74,975	74,975	—	$240,725, payable for a period of 3 years (1)

(1) If terminated, or duties or compensation of Named Executive Officer are significantly reduced due to Change of Control, Named Executive Officer receives for a period of three years continuation of compensation (base pay plus average of bonus and profit sharing compensation for last two years) and all employee welfare benefits.

Deferred Compensation Plan for Selected Officers

The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating employees to defer receipt of all or a portion of bonuses and profit sharing payments otherwise payable to them until a future date. The Investment Committee, which is a subcommittee of the Executive/Compensation/Personnel Committee, directs the investment of these monies. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus” or included in “Other Compensation” in the Summary Compensation Table.

The bonuses listed in the Summary Compensation Table are reported for the year that they were “earned.” The payment for said bonuses is made in the following year. If the Named Executive Officer elected to defer a bonus or profit sharing, the payment to the deferred compensation plan is the net amount after Social Security and Medicare are withheld.

2008 Non-Qualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE

	($)	($)	($)	($)	($)

Stephen S. Romaine	n/a				n/a
James W. Fulmer (1)	7,933		1,269		17,316
Francis M. Fetsko (2)	4,600		-1,356		28,775
David S. Boyce (3)	7,500		-5,356		34,094
Gerald J. Klein, Jr	n/a				n/a

(1) Mr. Fulmer has elected to defer his profit sharing payment, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Fulmer’s election to participate in the plan since 2006.

(2) Mr. Fetsko has elected to defer 10% of his bonus and profit sharing payment. The amount included in the “Executive Contribution in the Last Fiscal Year” is comprised of $4,000, which was 10% of the 2007 bonus and $600, which was 10% of the profit sharing included in the “All other Compensation” for 2007. The aggregate balance includes deferrals since Mr. Fetsko’s election to participate in the plan in 2002.

(3) Mr. Boyce has elected to defer 20% of his bonus, which is the amount included in the “Executive Contributions in the last Fiscal Year.” The aggregate balance includes deferrals since Mr. Boyce’s election to participate in the plan in 2003.

Post-Retirement Life Insurance and Medical Insurance

The Company offers post-retirement life insurance coverage to employees who have worked for the Company for 10 or more years and who retire at or after age 55. All of the Named Executive Officers are entitled to receive life insurance coverage under this policy.

Additionally, Tompkins Trust Company offers post-retirement medical coverage to certain employees. Retiree medical insurance subsidized by the Company has been eliminated for new hires after December 31, 2004. The current Tompkins Trust Company retirees and active eligible employees (at least 55 years of age and 10 years of service as of December 31, 2004) are a “grandfathered group” and as such continue to receive a portion of the premium cost of their retiree medical insurance from the Company. There is currently a $3,000 annual cap on the employer payments.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2008, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)	807,533	38.9754	192,131
Equity compensation plans not approved by security holders	0	0	0
Total	807,533	38.9754	192,131

(1)	This price represents the weighted average exercise price of all outstanding options.

(2)	Includes the 2001 Stock Option Plan, the 1998 Stock Option Plan, and the 1992 Stock Option Plan.

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PROPOSAL NO. 2

RATIFICATION OF THE INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors of the Company has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2009. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

PROPOSAL NO. 3

TO APPROVE THE TOMPKINS FINANCIAL CORPORATION 2009 EQUITY PLAN

Summary of the Plan

We are asking our stockholders to approve the Tompkins Financial Corporation 2009 Equity Plan (the “2009 Plan” or the “Plan”). If approved by our stockholders, the 2009 Plan will replace our 2001 Stock Option Plan, as amended on May 12, 2003 (the “2001 Plan”). The 2009 Plan is a flexible plan that allows us to grant a variety of equity and other long term incentives, including stock options, stock appreciation rights (“SARs”), restricted stock, performance stock and units, and other awards. A maximum of 820,000 shares of common stock would be reserved for issuance under the 2009 Plan and, if approved, no further awards will be made under our 2001 Stock Option Plan. As of March 26, 2009, approximately 200,788 shares remain available for grant under the 2001 Plan. Because no further grants would be made under the 2001 Plan, the 2009 Plan results in a net increase of only 600.000 shares available for issuance under our equity compensation plans. The Plan is designed so that grants may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The Plan does not allow options or stock appreciation rights (“SARs”) to be issued with an exercise price lower than fair market value on the date of grant.

The purpose of the 2009 Plan is to attract and encourage the continued employment and service of officers, directors, and other key employees by offering them an opportunity to acquire or increase a direct proprietary interest in the operations and future success of our Company. Our Board of Directors believes that the ability to provide these kinds of long term incentives to key persons will serve to the ultimate benefit of our stockholders by aligning more closely the interests of the plan participants with those of our stockholders.

We have a continuing need to attract and retain qualified personnel, particularly in the current marketplace, and the availability of long term incentives of the nature permitted by the 2009 Plan will be essential to our ability to accomplish those objectives. For that reason, the Board of Directors has unanimously approved the 2009 Plan and recommends that our stockholders vote FOR approval of the Plan.

We have set out in the following pages a fairly detailed description of the material features and provisions of the 2009 Plan and its operations. The following discussion is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which has been filed with the Securities and Exchange Commission and is available upon written request to our Corporate Secretary at 110 North Tioga Street, Ithaca, New York 14850.

Key Features of the 2009 Plan

The 2009 Plan contains features that the Board believes are consistent with the interests of stockholders and sound governance principles. These features include the following:

•

Flexibility and Performance Ties. The variety of equity and cash awards permitted under the 2009 Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

•	No Discount Options. Stock options or SARs may not be granted or awarded with an exercise price less than 100% of the fair market value of our common stock on the date of grant or award.

•

No Re-pricings. The direct or indirect re-pricing of stock options and stock appreciation rights is prohibited. This prohibition applies both to re-pricings that involve lowering the exercise price of a stock option or SAR as well as re-pricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•

Executive/Compensation/Personnel Committee Oversight. The 2009 Plan will be administered by our Executive/Compensation/Personnel Committee,which is comprised solely of non-employee, independent directors.

•

No Annual “Evergreen” Provision. The 2009 Plan provides a specific number of shares of our common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

•

Performance-Based Compensation. The Plan is structured to permit awards to satisfy the performance-based compensation requirements of Section 162(m) of the Code so as to enhance deductibility of compensation provided under the 2009 Plan.

Administration of the 2009 Plan. The Plan is administered by our Executive/Compensation/Personnel Committee (the “Committee”), which is comprised solely of non-employee, independent directors. The Committee has the power in its discretion to grant awards under the 2009 Plan, to determine the terms of such awards, to interpret the provisions of the 2009 Plan and to take action as it deems necessary or advisable for the administration of the 2009 Plan. The Committee may, in its discretion, prescribe additional conditions, restrictions or terms on the vesting of an option, including the full or partial attainment of one or more of the performance criteria described in the section below entitled “Qualifying Performance-Based Compensation.” In the event that the Committee determines that it is advisable to grant restricted performance stock or performance units based on measures other than those specified below, those awards will not qualify for the performance-based exception under Section 162(m) of the Code. The Committee may require payment, or withhold payments made pursuant to awards, to satisfy applicable withholding tax requirements

Restrictions on Grant Values/Shares. On an individual level, the maximum value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units awarded to any Employee may not exceed $500,000 and 100,000 shares of Company Stock per year. In addition, on an individual basis, the maximum value (as computed on a grant-date economic basis in accordance with FAS 123R, as amended) of, and the maximum number of shares for which Options or SARs may be granted may not exceed $500,000 and 300,000 per year. In the event we have certain changes in our capitalization, such as stock dividends or stock splits, or we have a corporate transaction, such as a reorganization, separation or liquidation, merger, consolidation, or acquisition of property or stock, the Committee will adjust in an equitable manner the number, kind or class of shares reserved under the 2009 Plan and the individual and aggregate limits imposed on grants.

Termination and Amendment of the 2009 Plan. The 2009 Plan will automatically terminate 10 years after the date it was adopted by the Board of Directors. In addition, the Board at any time may suspend, terminate or amend the Plan, provided that any amendment will be submitted to our stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of the NYSE Amex (or any stock exchange on which the shares may then be listed or quoted). No amendment, modification, suspension or termination of the 2009 Plan may have a materially adverse effect on any outstanding award without the consent of the affected participant.

Eligibility and Participation. The Committee determines the employees and non-employee directors eligible to participate. An employee is selected based on his or her anticipated contribution to the achievement of the Company’s strategic goals and objectives. As of December 31, 2008, there were approximately 118 employees and no (0) non-employee directors eligible for participation under the 2009 Plan.

Change in Control. If the Company is acquired by another company (the “Acquirer”), and if the Acquirer does not assume the outstanding stock awards or does not substitute equivalent stock awards, then all stock awards will immediately vest. In the case of restricted performance stock and performance units, the targeted performance criteria will be deemed fully attained as of the effective date of such change in control. ISOs will be adjusted in a manner to preserve such status. If the Company is the surviving corporation following a change in control, or if the Acquirer assumes the outstanding options, SARs, restricted stock, restricted performance stock or performance units or substitutes equivalent equity awards relating to the securities of such Acquirer, then all such awards or such substitutes shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

Types of Awards under the 2009 Plan. The Plan authorizes the Committee to grant awards to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable: Stock Options, either incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”); Stock Appreciation Rights (“SARs”); Restricted Stock; Restricted Performance Stock; Performance Units; and Company Stock (unrestricted).

Options and SARs

Stock options entitle the option holder to purchase shares at an exercise price established by the Committee. Options may be either ISOs or NQSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash or shares equal to the positive difference (if any) between the SAR share value and the fair market value of the shares on the exercise date.

Exercise Price. The exercise price of an option or the share value of a SAR is the fair market value of the underlying shares on the date of grant.

Vesting/Expiration of Options. The Committee determines the terms under which options and SARs vest and become exercisable. The Committee’s current practice is to vest options at 100% over 7 years, though it has historically vested options at 100% over 4, 5 or 7 years. Option holders may generally exercise the vested portion of their options after termination of employment for reasons stated in the agreements, such as retirement, death or disability, or if termination occurs for certain reasons after a change in control or in some circumstances when the participant is terminated in connection with a reduction in force. Any part of the option that has not been exercised by the end of the option term expires and is forfeited. Option terms may not exceed 10 years from the date of grant.

Special Limitations on ISOs. If the Committee decides to grant incentive stock options (“ISOs”), they will be subject to certain additional restrictions imposed by the Internal Revenue Code. ISOs may be granted only to employees, not to directors. In addition, options are not treated as ISOs to the extent the total fair market value of stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000.

Payment upon Exercise of Options. The Committee may, in its discretion, accept payment in cash or in previously acquired shares (valued at the fair market value on the date of exercise) and held for the period required by the Committee. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the option in order to generate sufficient cash to pay the option price and/or to satisfy withholding tax obligations related to the option.

Exercise of SARs. Upon exercise of a SAR, a participant will be entitled to receive cash or shares, or a combination of both, at the discretion of the Committee, having an aggregate fair market value equal to the excess of (i) the fair market value of one share on the date of exercise, over (ii) the SAR share value, multiplied by the number of shares covered by the SAR or the number being exercised.

Termination of Options and SARs. In the event that a participant’s employment with us and all of our subsidiaries terminates prior to the expiration of an option or SAR, the participant’s right to exercise vested options or SARs shall be governed by the terms of the applicable award agreement for the option or SAR. Normally, if not vested, options expire on the participant’s termination of employment for any reason, but they may vest in full early if termination is by reason of our change in control followed by termination of the participant without cause or termination by the participant for good reason as described in the award agreement. If we should issue any SARs, we would expect the terms that apply to option grants would also apply to SAR grants, except that to the extent not previously exercised, all SARs will automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of Company stock exceeds the exercise price. All outstanding options will, and any SARs and options to be issued under the Plan will, expire on the 10th anniversary of their grant date.

Stock Awards and Performance Shares

Issuance. Stock awards may be issued either alone, in addition to, or in tandem with other awards granted under the 2009 Plan. Stock awards may be denominated in shares or units payable in shares, and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including satisfaction of performance objectives.

Termination of Stock Awards. In the event a participant’s employment with us and all of our subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Committee at the time of grant, provide for accelerated vesting.

Qualifying Performance-Based Compensation

The Committee may specify that the grant, retention, vesting, or issuance of any award will be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, whether or not established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as performance-based compensation. The Committee may reduce the number of shares issued or the amount paid under an award to the extent specified in the award agreement, on the basis of such further considerations as the Committee in its sole discretion shall determine.

Establishment of Performance Goals. At the beginning of each performance period the Committee will establish performance goals applicable to performance-based awards. To the extent that performance conditions under the 2009 Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, subject to any objectively verifiable adjustment(s) permitted and pre-established by the Committee in accordance with Section 162(m) of the Code, as determined by the Committee in its sole discretion: earnings per share (actual or targeted growth); Net income (before or after taxes); return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); efficiency ratio; full-time equivalency control; stock price; noninterest income compared to net interest income ratio; expense targets; operating efficiency; Economic Value Added (EVA®); credit quality measures; customer satisfaction measures; loan growth; deposit growth; net interest margin; fee income; and, operating expense.

Performance goals may be based on one or more business criteria, one or more of our business units or divisions, our subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Performance awards granted under the 2009 Plan may contain such additional terms and conditions, not inconsistent with the terms of the 2009 Plan, as the Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m), such additional terms and conditions are also not inconsistent with Section 162(m).

U.S. Federal Income Tax Consequences

Stock options. There are no federal income tax consequences to a participant or the Company upon the grant of an ISO or an NQSO under the 2009 Plan. Upon exercise of an NQSO, the option holder generally recognizes ordinary income in an amount equal to: (i) the fair market value of the acquired shares on the date of exercise, reduced by (ii) the exercise price the participant pays for the shares received in the exercise. Provided the Company satisfies applicable reporting requirements, it is entitled to a tax deduction in the same amount as the participant includes as ordinary income.

An option retains its status as an ISO during the period the option holder is an employee and, if the ISO does not expire at termination, for 3 months after his or her termination of employment (with certain exceptions for death and disability), subject to the $100,000 limit described above. Upon the exercise of an ISO, an option holder generally recognizes no immediate taxable income. When the option holder sells shares acquired through the exercise of an ISO, the gain is treated as long-term capital gain (or the loss is a long-term capital loss) unless the sale is a “disqualifying disposition.” A “disqualifying disposition” occurs if the option holder sells shares acquired on exercise within 2 years from the grant date of the ISO or within 1 year from the date of exercise. On a disqualifying disposition, the option holder includes the gain realized on the sale of the shares as ordinary income (or ordinary loss). Gain (or loss) is determined by subtracting the exercise price paid from the larger of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized by the option holder on the sale. The gain may constitute a tax preference item for computing the alternative minimum tax.

Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the sale of shares acquired through exercise of an ISO is a disqualifying disposition, then provided the Company satisfies applicable reporting requirements, it will be entitled to a deduction in the same amount the participant includes in income. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefore constitutes a tax preference item for purposes of computing the “alternative minimum tax.”

SARs. There are no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, it will be entitled to a deduction equal to the amount included in the participant’s income.

Restricted Stock, Restricted Performance Stock & Performance Units. Except as otherwise provided below, there are no federal income tax consequences to either a participant or the Company upon the grant of restricted stock, restricted performance stock or a performance unit. With respect to restricted stock and restricted performance stock, the participant recognizes ordinary income in an amount equal to the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m) of the Code, and provided the Company satisfies applicable reporting requirements, it will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock or a restricted performance stock grant that is subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

When a performance unit is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the performance unit is paid in cash, the amount paid. If the Committee allows deferrals of performance units, the participant’s tax on the performance unit will be postponed until the participant receives the stock or cash. No deferral will be allowed if the Committee determines it will result in additional income tax under Section 409A. The terms of any such deferral will be determined in accordance with and under the terms of the deferral plan.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. With respect to any excess parachute payment, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction for the “excess” amount.

Section 162(m). Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers (generally, our NEOs) to the extent such compensation exceeds $1 million per officer in any year. Certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation” that complies with conditions imposed by Section 162(m) rules, provided the material terms of such performance goals are disclosed to and approved by stockholders, as we have asked stockholders to do at the 2009 Annual Meeting (for example, see “Qualifying Performance-Based Compensation” above). Stock options, SARs and performance awards granted under the 2009 Plan and described above may constitute qualified performance-based compensation eligible for such exceptions.

Vote Required and Recommendation

The affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote is required to pass this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE TOMPKINS FINANCIAL CORPORATION 2009 EQUITY PLAN.

SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE. Abstentions and broker non-votes will have the same effect as votes against the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s capital stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based upon on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2008 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied. Russell K. Achzet filed a Form 4 on 4/30/08 regarding 11,139 shares acquired 4/25/08 pursuant to Agreement & Plan of Merger Exibit B “Earn-Out Agreement” by and among Tompkins Trustco, Inc., AM&M Merger Group, AM&M Financial Services, Inc. and shareholders of AM&M Financial Services, Inc. dated 11/21/05. Shares were distributed as merger consideration per the Earn-Out Agreement using $46.822 price per share. Thomas J. Rogers filed a Form 4 on 4/30/08 regarding 740 shares acquired 4/25/08 pursuant to Agreement & Plan of Merger Exibit B “Earn-Out Agreement” by and among Tompkins Trustco, Inc., AM&M Merger Group, AM&M Financial Services, Inc. and shareholders of AM&M Financial Services, Inc. dated 11/21/05. Shares were distributed as merger consideration per the Earnout Agreement using $46.822 price per share. These Form 4 reports filed by Messrs. Achzet and Rogers were filed one day late.

TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of the Company and its affiliated companies, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during fiscal 2008. Any and all loans and commitments to loan to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2008, the balance of all such loans was $10,504. None of the loans outstanding to directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2008.

Russell K. Achzet, a current director, was the founder and the majority shareholder of AM&M Financial Services, Inc., (“AM&M”) which the Company acquired by merger in January 2006, and is now a wholly-owned subsidiary of the Company. Under the terms of the agreement and plan of merger, the Company acquired all of the issued and outstanding shares of AM&M capital stock, including those shares held by Mr. Achzet, for an initial consideration of $2,375,000 paid in cash and 53,976 shares of Company Common Stock. In addition to the merger consideration paid at closing, additional contingent amounts of up to $8.5 million (payable one-half in cash and one-half in Company Common Stock) may be paid over a period of four years from closing. For his ownership interest in AM&M, Mr. Achzet received, as his portion of the initial merger consideration, $1,687,400 in cash and 33,119 shares of Company Common Stock. Mr. Achzet is also eligible to receive contingent payments of up to $2.1 million, payable in equal amounts of cash and Company Common Stock, depending on the earnings performance of AM&M over the next year (the “Earn-Out Agreement”). In fiscal 2008, Mr. Achzet was paid $1,043,108, 50% of which was paid in cash, and 50% of which was paid in the Company’s Common Stock, in accordance with the Earn-Out Agreement. In connection with the Company’s acquisition of AM&M, Mr. Achzet entered into a consulting agreement with AM&M, which will expire on January 1, 2010. Under the terms of the consulting agreement, Mr. Achzet provides certain management consulting and business referral services for AM&M. In consideration for his services, Mr. Achzet is paid a monthly fee. Mr. Achzet was paid $9,093 per month in 2006, $6,360 per month in 2007 and $3,363 per month in 2008 and will be paid $3,484 per month in 2009.

Prior to its acquisition by the Company, AM&M was a member of the M Financial Group, a national insurance producer group. Members are required to own shares of M Financial Group, but the Group does not allow banking entities to own its shares; thus, following its sale to the Company, AM&M was no longer eligible to hold a direct ownership interest in the Group. In order to preserve AM&M’s relationship with the M Financial Group, several of the former shareholders of AM&M, including Mr. Achzet, formed M Six, LLC. M Six remained eligible for membership in, and is currently a member of, the M Financial Group. The Group annually shares profits with its member firms in the form of stock dividends and incentive payments. All payments of stock and cash flow directly to AM&M, and the Group requires that the stock be distributed to M Six. At least half of any cash incentive payment, and all stock dividends, must be distributed to M Six. The members of M Six, including Mr. Achzet, retain beneficial ownership of the M Financial Group stock.

In April of 2007, the Board adopted a policy governing the procedures by which the Company or any of its subsidiaries may enter into transactions with related parties (the “Related Party Transactions Policy” or the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating and Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also reviewed certain types of Interested Transactions and established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the Securities and Exchange Commission, federal and state bank regulatory authorities, and other regulatory agencies.

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REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit/Examining Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of three non-employee directors, all of whom are “independent directors” under Section 803(A) of the NYSE Amex Company Guide and Rule 10A-3 under the Exchange Act.

The Audit/Examining Committee operates under a written charter approved by the Board of Directors. The Audit/Examining Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; monitor the performance of the Company’s independent auditor and internal auditing department; provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment and compensation of the Company’s independent auditor.

The Audit/Examining Committee met seven times during fiscal 2008 and reports to the Board of Directors on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit/Examining Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit/Examining Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KPMG LLP (“KPMG”), are responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and to issue reports thereon.

In connection with its responsibilities, the Audit/Examining Committee met with management and with KPMG to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008. The Audit/Examining Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures and a letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board relating to that firm’s independence from the Company, and has discussed with KPMG its independence.

Based upon the Audit/Examining Committee’s discussions with management, the Company’s internal auditor, and KPMG and the Audit/Examining Committee’s review of the information described in the preceding paragraph, the Audit/Examining Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Members of the Audit/Examining Committee:

John E. Alexander, Chair

Patricia A. Johnson

Michael D. Shay

Thomas R. Salm, Alternate

INDEPENDENT AUDITORS

The Audit/Examining Committee has retained KPMG LLP (“KPMG”) to continue as independent auditors and to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2009. A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

KPMG is the Company’s independent auditor. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2008 and December 31, 2007 by KPMG:

	2008	2007

	($)	($)

Audit Fees:	380,000	342,500
Audit-Related Fees:	0	0
Tax Fees:	145,665	135,595
All Other Fees:	0	0

Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered.

Audit-Related Fees: No audit-related fees are disclosed in this proxy statement because the fees billed in 2008 and 2007 for the audit of internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board, including FDICIA reporting, are included in the chart above as “Audit Fees.”

Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, tax planning and tax related research.

All Other Fees: These are fees for all other products and services provided by the Company’s independent accountant that do not fall within the previous categories.

All non-audit services were reviewed with the Audit/Examining Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence and the conduct of its auditing functions.

Audit/Examining Committee Pre-Approval Policy

The Audit/Examining Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit/Examining Committee prior to the completion of the audit. The Audit/Examining Committee may delegate to one or more designated members of the Audit/Examining Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit/Examining Committee at its next scheduled meeting.

All audit and non-audit services provided by the Company’s independent auditor for fiscal 2008 and fiscal 2007 were pre-approved by the Company’s Audit/Examining Committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2010 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 12, 2009, which is 120 calendar days prior to the anniversary of the Company’s mailing of this proxy statement, and must be in compliance with SEC Rule 14a-b in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Under the Company’s Bylaws, in order for a matter to be deemed properly presented, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on December 12, 2009 (120 calendar days prior to the anniversary of the Company’s mailing of this proxy statement). The stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a stockholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation. If a stockholder gives notice of such a proposal after the Bylaw deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).

OTHER MATTERS

The Board of Directors knows of no business to be presented for stockholder action at the Meeting other than the election of directors and the proposed amendments to the Company’s Certificate of Incorporation and Bylaws. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, you are urged to vote your proxy promptly. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by delivering to the Company’s Corporate Secretary prior to the Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting, filing a written notice of revocation with the Corporate Secretary at the Meeting prior to the vote, and voting in person.

Dated: April 10, 2009	By Order of the Board of Directors

/s/ Linda M. Carlton
Linda M. Carlton
Asst. Vice President & Corporate Secretary

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P.O. Box 460, Ithaca, New York 14851
(607) 273-3210
www.tompkinsfinancial.com

APPENDIX A:

TOMPKINS FINANCIAL CORPORATION

2009 Equity Plan

          THIS PLAN is made this 11th day of March, 2009, by Tompkins Financial Corporation, a New York corporation (the “Company”).

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1          Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees and Non-Employee Directors of outstanding ability, (b) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees and Non-Employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing incentive compensation opportunities competitive with peer financial institutions.

1.2          Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable NYSE rules. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. Notwithstanding the foregoing, no equity may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.

ARTICLE II

DEFINITIONS

          The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1          Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

2.2          Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.3          Board means the Board of Directors of the Company.

2.4          Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any of its Subsidiaries. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion.

2.5          Company means Tompkins Financial Corporation, a New York corporation.

2.6          Company Director means a non-employee member of the Board.

2.7          Company Stock means the Company’s common shares, with a par value of $0.10 per share.

2.8          Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.9          Committee means the Executive Compensation Committee of the Board or a subcommittee thereof.

2.10        Disability means: (a) with respect to an Incentive Stock Option, “disabled” within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, “disabled” as defined under Section 409A of the Code; and (c) with respect to any Award not described in subsections (a) and (b) of this Section 2.10, a long-term disability as defined by the Company’s or Subsidiary’s group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.11        Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.12        Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.13        Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14        Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.15        Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on NYSE or any other established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on NYSE or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.16        Fiscal Year means the fiscal year of the Company, which is the 52- or 53-week period ending on December 31.

2.17        Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.18        Non-Employee Director means either a Company Director or a Subsidiary Director.

2.19        Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.20        Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

2.21        Option Price means the price at which Company Stock may be purchased under an Option.

2.22        Participant means an Employee or a Non-Employee Director to whom an Award has been made under the Plan.

2.23        Performance Goals means goals established by the Committee pursuant to Section 4.5.

2.24        Performance Period means a period of time over which performance is measured.

2.25        Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

2.26        Performance Unit Award means an Award granted under Article IX.

2.27        Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.28        Plan means the Tompkins Financial Corporation 2009 Equity Plan.

2.29        Predecessor Plans means the 2001 Stock Option Plan of the Company, as amended on May 12, 2003.

2.30        Restricted Performance Stock means Company Stock subject to Performance Goals.

2.31        Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.32        Restricted Stock Award means an Award granted under Article VI.

2.33        Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.34        Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant’s Termination.

2.35        SAR means a stock appreciation right granted under Section 5.7.

2.36        Shareholders mean the shareholders of the Company.

2.37        Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.38        Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.39        Termination means a “separation from service” as defined under Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1         Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2         Powers of Committee.

(a)     The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)      Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c)     The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the Participants in the Plan.

ARTICLE IV

AWARDS

4.1         Awards. Awards under the Plan may consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and/or Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee or Non-Employee Director. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2         Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3         Shares Available Under the Plan.

(a)          The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Performance Stock and Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”)shall not exceed, in the aggregate, 820,000 shares.

(b)           Any shares of Company Stock subject to Restricted Stock or unrestricted Company Stock Awards shall not exceed 50% of the total shares available under the Plan. The Section 4.3 Limit shall not have counted against it: (i) the number of shares of Company Stock subject to an Option or any other Award which is equal to the number of shares of Company Stock tendered by a Participant to the Company in payment of the Option Price of such Option or the Exercise Price of such other Award, as applicable; (ii) shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; (iii) shares of Company Stock withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Option Price of an Option or the Exercise Price of any other Award; (iv) if an SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (A) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (B) the number of shares of Company Stock actually issued upon settlement of such SAR; or (v) the number of shares of Company Stock subject to an Option which is equal to the number of shares of Common Stock acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of such Option; provided, however, that such number of shares of Company Stock shall in no event be greater than the number which is determined by dividing (A) the amount of cash proceeds received by the Company from the Participant upon the exercise of such Option by (B) the Fair Market Value of a share of the Company Stock on the date of exercise of such Option.

(c)          No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4        Limitation on Awards. The maximum aggregate dollar value of, and the maximum number of shares of Company Stock subject to, Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed $500,000 and 100,000 shares of Company Stock for each Fiscal Year included in such Performance Period or Restriction Period. In addition, on an individual basis, the maximum aggregate dollar value of, as computed on a grant-date economic basis in accordance with FAS 123R as amended, and the maximum number of shares of Company Stock for which Options or SARs may be granted to any Employee or Non-Employee Director may not exceed $500,000 and 300,000 per year subject to adjustment under Section 12.1.

4.5        General Performance Goals.

(a)          Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

(i)	Earnings per share (actual or targeted growth);

(ii)	Net income after capital costs;

(iii)	Net income (before or after taxes);

(iv)	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

(v)	Efficiency ratio;

(vi)	Full-time equivalency control;

(vii)	Stock price (including, but not limited to, growth measures and total shareholder return);

(viii)	Noninterest income compared to net interest income ratio;

(ix)	Expense targets;

(x)	Operating efficiency;

(xi)	EVA®;

(xii)	Credit quality measures;

(xiii)	Customer satisfaction measures;

(xiv)	Loan growth;

(xv)	Deposit growth;

(xvi)	Net interest margin;

(xvii)	Fee income; and

(xviii)	Operating expense.

(b)          For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c)          Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d)          With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e)          Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals.

(f)          To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

ARTICLE V

OPTIONS AND STOCK APPRECIATION RIGHTS

5.1         Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee.

5.2          Period of Option.

(a)          An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b)          Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Non-Employee Director.

5.3         Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4         Option Price, Exercise and Payment.

(a)          Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b)          Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NYSE rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded.

(c)          Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company or the Chairperson of the Committee, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(d)          In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5         Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422 of the Code; provided that, to the extent any grant exceeds such $100,000 calendar year limit, the portion of such granted Option shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.

5.6         Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7          Award of SARs.

(a)          The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee.

(b)          A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c)          SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d)          The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price.

(e)          A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or the Chairperson of the Committee, or his or her designee.

(f)          To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or Chairperson of the Committee otherwise in writing.

(g)          Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

ARTICLE VI

RESTRICTED STOCK

6.1           Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2           Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3           Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4            Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5           Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1           Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and Subsidiary Directors. The Board retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2           No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1          The Committee may make awards of unrestricted Company Stock to Employees on such terms and conditions as the Committee may prescribe.

ARTICLE IX

AWARD OF PERFORMANCE UNITS

9.1          Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2           Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3           Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4           Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5           Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6          Payment.

(a)          Following the end of the applicable Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)          Awards may be paid in cash or stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

9.7         Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.

ARTICLE X

GENERAL TERMINATION PROVISIONS

10.1        Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a)          Upon the Participant’s Termination for any reason, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b)          If the Participant Terminates for any reason other than (i) death, (ii) Disability, (iii) Retirement or (iv) discharge for Cause, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c)          Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(d)          Upon a Termination due to the Participant’s death, any SARs or Options that are then exercisable may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award.

(e)          Upon a Termination due to the Participant’s Disability or Retirement, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(f)          If a Participant who Terminates due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(g)          Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement.

ARTICLE XI

CHANGE IN CONTROL OF THE COMPANY

11.1         Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2        Definitions

(a)          Change in Control. For purposes of this Plan, Change in Control shall mean (i) any person, including a “group” (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the “1934 Act”), becomes the “beneficial owner” (within the meaning of Section 13(d)(3) under the 1934 Act) of a majority of the common stock of the Company; or (ii) the Company is a party to a merger, consolidation, or other business combination in which it is not the surviving corporation, or sells or transfers all of a major portion of its assets to any other person (any of the foregoing constituting a “Business Combination”); or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock, Business Combination, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were the Board of Directors before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any Successor Corporation. “Successor Corporation” means the surviving, resulting or transferee corporation in a Business Combination, or if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation.

11.3        Effect of Change in Control on Certain Awards.

(a)          If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b)          If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)          If (i) a Participant Terminates without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d)          If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately.

(e)          Outstanding Options or SARs which vest in accordance with Section 11.3, may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

In the event of a Participant’s death after such Termination, the exercise of Options and SARs shall be treated in the same manner as determined for retirement in Section 10.1(e).

11.4          Amendment or Termination. This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1           Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.

12.2           Amendment, Suspension, and Termination of Plan.

(a)              The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b)              The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

(c)              Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3           Nonuniform Determinations. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (a) the determination of the Employees and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees and/or Non-Employee Directors are similarly situated.

12.4           General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon NYSE or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5           No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.6           Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

12.7           Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8           Indemnification of Board and Committee. To the extent permitted by law, each person who is or shall have been a member of the Board of Directors of the Company or the Compensation Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may b involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company or any subsidiary thereof my have to indemnify them or hold them harmless.

12.9           No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10         Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Tompkins Financial Corporation

By:	/s/ James J. Byrnes

Mr. James J. Byrnes
Chairman of the Board of Directors

APPENDIX B

ANNUAL MEETING OF STOCKHOLDERS OF
TOMPKINS FINANCIAL CORPORATION
May 11, 2009

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER 12037

ACCOUNT NUMBER => | |

CONTROL NUMBER => | |

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLACK OR BLUE INK AS SHOWN HERE ☒

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

Proposal No. 1. Election of twelve (12) directors for a term of one year:

☐	FOR ALL NOMINEES	NOMINEES:
		¡	Russell K. Achzet	¡	Patricia A. Johnson
☐	WITHHOLD AUTHORITY	¡	John E. Alexander	¡	Hunter R. Rawlings, III
	FOR ALL NOMINEES	¡	Daniel J. Fessenden	¡	Thomas R. Rochon
		¡	James W. Fulmer	¡	Stephen S. Romaine
☐	FOR ALL NOMINEES EXCEPT	¡	James R. Hardie	¡	Thomas R. Salm
	(See INSTRUCTIONS below.)	¡	Elizabeth W. Harrison	¡	Craig Yunker

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here: •

Proposal No. 2. Radification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2009; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 3. To approve the Tompkins Financial Corporation 2009 Equity Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Management at present knows of no other business to be presented at the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder _______________ Date _____, 2009 Signature of Stockholder _______________ Date_____, 2009

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TOMPKINS FINANCIAL CORPORATION

Annual Meeting of Stockholders to be held Monday, May 11, 2009

YOUR VOTING CARD IS ATTACHED BELOW.

You may vote by telephone, via the Internet or by conventional mail.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation at the

Annual Meeting of Stockholders is important to Tompkins Financial Corporation

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TOMPKINS FINANCIAL CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MONDAY, MAY 11, 2009

The undersigned stockholder of TOMPKINS FINANCIAL CORPORATION (the “Company”) hereby constitutes and appoints Francis M. Fetsko and Linda M. Carlton, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company and that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 5:30 p.m. at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, NY, on Monday, May 11, 2009, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

THE UNDERSIGNED HEREBY INSTRUCTS THE SAID PROXIES TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, “FOR” RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009, AND “FOR” THE PROPOSAL TO APPROVE THE TOMPKINS FINANCIAL CORPORATION 2009 EQUITY PLAN. THE PROXIES WILL VOTE IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS (INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING), AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 10, 2009, relating to the Annual Meeting of Stockholders to be held May 11, 2009. (Signature on the reverse side is required.)

(Continued and to be marked, signed and dated on reverse side.)

COMMENTS: